EXHIBIT 10.4

STEADFAST APARTMENT REIT III, INC.
INDEPENDENT DIRECTORS COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1. PURPOSE. The purpose of this Steadfast Apartment REIT III, Inc. Independent Directors Compensation Plan (the “Plan”) is to attract, retain and compensate highly qualified individuals who are not employees of Steadfast Apartment REIT III, Inc. (the “Company”) or any of its subsidiaries or affiliates (the “Independent Directors”) for service as members of its Board of Directors (the “Board”) by providing them with competitive compensation and an ownership interest in the Class A common stock of the Company (the “Stock”). The Company intends that the Plan will benefit the Company and its stockholders by allowing Independent Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Independent Directors with that of the Company’s stockholders.

1.2. ELIGIBILITY. Independent Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2
DEFINITIONS

2.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Base Annual Compensation” means the annual compensation (excluding Meeting Fees) payable by the Company to an Independent Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Compensation), as such amount may be changed from time to time.

“Eligible Participant” means any person who is an Independent Director on the Plan Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Incentive Plan” means the Steadfast Apartment REIT III, Inc. 2016 Incentive Plan, or any subsequent equity compensation plan approved by the Board and designated as the Incentive Plan for purposes of this Plan.

“Minimum Offering Date” has the meaning set forth in Section 6.1 of the Plan.

“Meeting Fees” means fees for attending a meeting of the Board or one of its committees as set forth in Section 5.3 hereof.

“Plan” means this Steadfast Apartment REIT III, Inc. Independent Directors Compensation Plan, as amended from time to time.

“Plan Effective Date” has the meaning set forth in Section 8.4 of the Plan.

“Plan Year(s)” means the approximate twelve-month period beginning with the annual stockholders meeting and ending at the next annual stockholders meeting; provided that the first Plan Year shall begin on the Plan Effective Date and extend until the first annual stockholders meeting.

“Supplemental Annual Compensation” means the annual compensation (excluding Meeting Fees) payable by the Company to an Eligible Participant pursuant to Section 5.2 hereof for service as the chair of the Audit Committee of the Board, as such amount may be changed from time to time.

ARTICLE 3
ADMINISTRATION

3.1. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

3.2. RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s Articles of Incorporation or otherwise.

ARTICLE 4
SHARES

4.1. SOURCE OF SHARES FOR THE PLAN. The shares of Stock that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to shares of Stock, Restricted Stock and any other equity granted pursuant hereto and any such grant shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of Restricted Stock or shares of Stock described herein.

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ARTICLE 5
COMPENSATION, MEETING FEES AND EXPENSES

5.1. BASE ANNUAL COMPENSATION. Each Eligible Participant shall be paid the Base Annual Compensation for service as a director during each Plan Year. The amount of the Base Annual Compensation shall be established from time to time by the Board. Until changed by the Board, the Base Annual Compensation for a full Plan Year shall be $55,000. The Base Annual Compensation shall be payable in approximately equal quarterly installments, within 30 days after the end of each quarter, beginning on the date of the annual stockholders meeting; provided, however, that for the first Plan Year, the first installment shall begin within 30 days of the end of the first quarter following the Plan Effective Date and be prorated based on the number of full months in such quarter after the Plan Effective Date and, provided, further, that for purposes of this Article 5, the month in which the Plan Effective Date occurs shall be considered a “full month.” Each person who first becomes an Eligible Participant on a date other than the Plan Effective Date or an annual meeting date shall be paid a Compensation equal to the quarterly installment of the Base Annual Compensation for the first quarter of eligibility, based on the number of full months he or she serves as an Independent Director during such quarter. Payment of such prorated Base Annual Compensation shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter. In no event shall any installment of the Base Annual Compensation be paid later than March 15 of the year following the year to which such installment relates.

5.2. AUDIT COMMITTEE CHAIRPERSON SUPPLEMENTAL ANNUAL COMPENSATION. The chairperson of the Audit Committee of the Board shall be paid a Supplemental Annual Compensation for his or her service as such chairperson during a Plan Year, payable at the same time as installments of the Base Annual Compensation are paid. The amount of the Supplemental Annual Compensation for the chairperson of the Audit Committee shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Compensation for a full Plan Year for the chairperson of the Audit Committee shall be $10,000. A pro rata Supplemental Annual Compensation will be paid to any Eligible Participant who becomes the chairperson of the Audit Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a chairperson of the Audit Committee of the Board during the Plan Year. Payment of such prorated Supplemental Annual Compensation shall begin on the date that the person first becomes chairperson of the Audit Committee, and shall resume on a quarterly basis thereafter. In no event shall any installment of the Supplemental Annual Compensation be paid later than March 15 following the year to which such installment relates.

5.3. MEETING FEES. Each Eligible Participant shall be paid Meeting Fees for attending meetings of the Board or its committees. The amount of the Meeting Fees shall be established from time to time by the Board. Until changed by the Board, the Meeting Fee for attending a meeting of the Board in person shall be $2,500 and the Meeting Fee for attending a meeting of a committee of the Board in person as a committee member shall be $1,500. Until changed by the Board, the Meeting Fee for participation in a telephonic meeting of the Board or a committee of the Board as a committee member, provided that minutes are kept at such telephonic meeting, shall be $1,000. The maximum aggregate Meeting Fees that an Eligible Participant may receive for any one set of meetings attended within a 48-hour period is $4,000. Meeting Fees shall be payable at the same time as installments of the Base Annual Compensation are paid.

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5.4. TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.4 shall be limited to expenses incurred during such director’s service as an Independent Director. Such payments will be made within 30 days after delivery of the Eligible Participant’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Eligible Participant’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Eligible Participants’ right to reimbursement pursuant to this Section 5.4 shall not be subject to liquidation or exchange for another benefit.

ARTICLE 6
EQUITY COMPENSATION

6.1. INITIAL RESTRICTED STOCK GRANT. All Eligible Participants shall receive 2,000 shares of Restricted Stock in connection with the initial meeting of the full Board, provided that the Company has raised at least $2,000,000 in gross offering proceeds. Subsequent to the initial meeting of the full Board, each new Eligible Participant that joins the Board shall receive 2,000 shares of Restricted Stock on the first date that such Independent Director is initially elected or appointed to the Board, subject to share availability under the Incentive Plan and the terms of this Section 6.1. Notwithstanding the foregoing, each Eligible Participant elected or appointed to the Board prior to the date that the Company has raised $2,000,000 in gross offering proceeds (the “Minimum Offering Date”) or the Plan Effective Date, and who remains an Eligible Participant as of the Minimum Offering Date, shall receive such initial Restricted Stock grant on the Minimum Offering Date. Such shares of Restricted Stock shall be subject to the terms and restrictions described below in Section 6.3 and shall be in addition to any otherwise applicable annual grant of Restricted Stock granted to such Eligible Participant under Section 6.2.

6.2. SUBSEQUENT RESTRICTED STOCK GRANT. Subject to share availability under the Incentive Plan and the additional restrictions provided in this Section 6.2, on the date following an Independent Director’s re-election to the Board, such director shall receive 1,000 shares of Restricted Stock. Such shares of Restricted Stock shall be subject to the terms and restrictions described below in Section 6.3.

6.3. TERMS AND CONDITIONS OF RESTRICTED STOCK. Shares of Restricted Stock shall be evidenced by a written Award Certificate, and shall be subject to such restrictions and risk of forfeiture as determined by the Board, and shall be granted under and pursuant to the terms of the Incentive Plan. Unless and until provided otherwise by the Board, the Restricted Stock granted pursuant to Section 6.1 and Section 6.2 herein shall vest and become non-forfeitable as to twenty-five percent (25%) of the Shares on the grant date and as to twenty-five percent (25%) of the Shares on each of the first three (3) anniversaries of the grant date, provided that the Independent Director is providing services to the Company as a director on each such date. Notwithstanding the foregoing vesting schedule, the shares of Restricted Stock shall become fully vested on the earlier occurrence of: (i) the termination of the Independent Director’s service as a director of the Company due to his or her death or Disability; or (ii) a Change in Control of the Company. If the Independent Director’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the Independent Director shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the Independent Director.

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ARTICLE 7
AMENDMENT, MODIFICATION AND TERMINATION

7.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.

ARTICLE 8
GENERAL PROVISIONS

8.1. ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to Restricted Stock or other equity awards outstanding or to be granted pursuant to this Plan.

8.2. DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.

8.3. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

8.4. PLAN EFFECTIVE DATE. The Plan originally became effective on January 28, 2016 (the “Plan Effective Date”).

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The foregoing is hereby acknowledged as being the Steadfast Apartment REIT III, Inc. Independent Directors Compensation Plan as adopted by the Board.

STEADFAST APARTMENT REIT III, INC.

By:	/s/ Ella S. Neyland
	Name:	Ella S. Neyland
	Title:	President

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